        As filed with the Securities and Exchange Commission
                          on January 28, 1998
                                   Registration No. 333-_________


                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                       ___________________

                             FORM S-8

                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                        ___________________

                       ENERGEN CORPORATION
      (Exact name of registrant as specified in its charter)

      Alabama                                       63-0757759
(State or other jurisdiction of          (I.R.S. Employer
incorporation or organization)        Identification No.)

2101 Sixth Avenue North
 Birmingham, Alabama                                35203
(Address of Principal Executive Offices)     (Zip Code)

                       ENERGEN CORPORATION
                   1997 STOCK INCENTIVE PLAN
                          (Full title of the plan)
                       ___________________

                      J. DAVID WOODRUFF, JR.
           Vice President-Legal and Assistant Secretary
                     2101 Sixth Avenue North
                    Birmingham, Alabama 35203
            (Name and address of agent for service)

                          (205) 326-2700
  (Telephone number, including area code, of agent for service)

                         with a copy to:

                          JOHN K. MOLEN
                  Bradley Arant Rose & White LLP
                   2001 Park Place, Suite 1400
                    Birmingham, Alabama 35203
                          (205) 521-8238


                 CALCULATION OF REGISTRATION FEE

Title Of Each  Amount To   Proposed      Proposed        Amount Of
Class Of                Be          Maximum     Maximum       Registration
Securities        Registered   Offering        Aggregate              Fee
To Be                                  Price Per        Offering
Registered                            Share*             Price*

Common         650,000       $38.40625   $24,964,065.50  $7,364.40
Stock, par        Shares
value of
$.01 per
share


    *Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

    In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

                  REGISTRANT INFORMATION AND
               EMPLOYEE PLAN ANNUAL INFORMATION

    The documents incorporated by reference in Item 3 of Part II of the Registration Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Registration Statement incorporates) are incorporated by reference into the Section 10(a) Prospectus and are available, without charge, to the participants upon written or oral request to Secretary, Energen Corporation, 2101 Sixth Avenue North, Birmingham, Alabama 35203 (telephone number
(205)326-2700). The documents containing the information requested by Part I of Form S-8, Energen Corporation's latest Annual Report on Form 10-K, and all reports, proxy statements, and other communications distributed generally to the security holders of Energen Corporation are available, without charge, to participants upon written or oral request to Secretary, Energen Corporation, 2101 Sixth Avenue North, Birmingham, Alabama 35203 (telephone number (205)326-2700).

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION
           STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant and the Energen Corporation 1997 Stock Incentive Plan (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

         (a) The Corporation's Annual Report on Form 10-K for the year ended September 30, 1997, filed pursuant to Section
    13(a) of the Securities Exchange Act of 1934, as amended
    (the "Exchange Act"); and

         (b) The description of the Corporation's preferred stock purchase rights contained in, and the Rights Agreement filed as an exhibit to, the Corporation's Registration Statement on Form 8-A, as amended, File No. 1-7810, dated August 8, 1988.

         All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The information relating to the Corporation contained in this Registration Statement summarizes, is based upon, or
 refers to, information and financial statements contained in one or more of the documents incorporated by reference in this Registration Statement; accordingly, such information contained herein is qualified in its entirety by reference to such incorporated documents and should be read in conjunction therewith.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the securities offered hereby has been passed upon by the firm of Bradley Arant Rose & White LLP, counsel for the Registrant. As of the date of this Registration Statement, the partners and associates of the firm of Bradley Arant Rose & White LLP beneficially own approximately 5,000 shares of Energen Common Stock.

Item 6.  Indemnification of Directors and Officers.

    (a)  Articles XI of the Registrant's Restated Certificate of
    Incorporation provides as follows:

         XI.  Limitation of Liability:

              (a) A director of the Corporation shall not be liable to the Corporation or its shareholders for money damages for any action taken, or failure to take action, as a director, except for (i) the amount of a financial benefit received by such director to which such director is not entitled; (ii) an intentional infliction of harm by such director on the Corporation or its shareholders; (iii) a violation of Section 10-2B-8.33 of the Code of Alabama of 1975 or any successor provision to such section; (iv) an intentional violation by such director of criminal law; or
    (v) a breach of such director's duty of loyalty to the Corporation or its shareholders. If the Alabama Business Corporation Act, or any successor statute thereto, is hereafter amended to authorize the further elimination or limitation of the liability of a director of a corporation, then the liability of a director of the Corporation, in addition to the limitations on liability provided herein, shall be limited to the fullest extent permitted by the Alabama Business Corporation Act, as amended, or any successor statute thereto. The limitation on liability of directors of the Corporation contained herein shall apply to liabilities arising out of acts or omissions occurring subsequent to the adoption of this Article XI and, except to the extent prohibited by law, to liabilities arising out of acts or omissions occurring prior to the adoption of this
    Article XI. Any repeal or modification of this Article XI by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation existing at the time of such repeal or modification.

    (b) Section 2.06 of the Bylaws of the Registrant provides as follows:

         2.06 Indemnification of Directors and Officers;
Liability Insurance

    (a) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim, action, or proceeding, whether civil, criminal, administrative, or investigative, including appeals, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation or is, or was, serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation does hereby indemnify any officer or director of the Corporation who was, or is, a party, or is threatened to be made a party, to any threatened, pending, or completed claim or action by, or in the right of, the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, an officer, an employee, or an agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (c) To the extent that a director or an officer of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith, notwithstanding that he has not been successful on any other claim, issue, or matter in any such action or proceeding.

         (d) Any indemnification under subsections (a) and (b) of this section, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
    (a) and (b) of this section. Such determination shall be made:

              (i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to, or who have been wholly successful on the merits or otherwise with respect to, such claim, action, or proceeding;

              (ii) If such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

              (iii)     By the stockholders.

         (e) Expenses, including attorneys' fees, incurred in defending a civil or criminal claim, action, or proceeding may be paid by the Corporation in advance of the final disposition of such claim, action, or proceeding as authorized in the manner provided in subsection (d) of this section upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if, and to the extent that, it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section.

         (f) The indemnification authorized by this section shall not be deemed exclusive of, and shall be in addition to, any other rights, whether created prior or subsequent to the enactment of this section, to which those indemnified may be entitled under any statute, rule of law, provision of articles of incorporation, by-law, agreement, or vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director or an officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

    (c) In addition to the forgoing provisions of the Bylaws of the Registrant, directors and officers controlling persons of the Registrant may be indemnified by the Registrant pursuant to the provisions of Sections 10-2B-8.50 to
   10-2B-8.58 of the Code of Alabama of 1975, as amended, which indemnity may be broader than that provided by the Registrant's Bylaws.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following Exhibits are filed as a part of the Registration Statement:

      Exhibit No.                 Description

    *4(a)  -    Restated Conformed Certificate of Incorporation
                     of  the Registrant, as amended through February 3,
                     1995, which was filed as Exhibit 3(f) to the
                     Registrant's Annual Report on Form 10-K for the
                     year ended September 30, 1995 (File No. 1-7810).
    *4(b)  -    Certificate of Adoption of Resolutions Designating
                    Series A Junior Participating Preferred Stock,
                    adopted June 27, 1988, which was filed as Exhibit
                   4(e) to the Registrant's Registration Statement on
                   Form S-2 (Registration No. 33-25435).
    *4(c)  -  Bylaws of the Registrant, which were filed as
                   Exhibit 4(e) to the Registrant's Registration
                  Statement on Form S-8 (Registration No. 33-14855).
   *4(d)  -  Rights Agreement, dated as of July 27, 1988,

                  between Energen Corporation and AmSouth Bank,
                  N.A., Rights Agent, which was filed as Exhibit I
                  to the Registrant's Registration Statement on Form
                 8-A (File No. 1-7810).
 *4(e)  -   Amendment of Rights Agreement, dated as of
                 February 28, 1990, between Energen Corporation and
                AmSouth Bank, N.A., Rights Agent, which was filed
                as Exhibit 2 to Registrant's Form 8 Amendment No.
                2 to its Registration Statement on Form 8-A (File
                No. 1-7810).
*4(f) -    Indenture, dated as of January 1, 1992, between
                the Registrant and Boatman's Trust Company,
               Trustee, which was filed as Exhibit 4 to the
                Registrant's Registration Statement on Form S-3
                (Registration No. 33-44936).
*4(g)  -    Indenture, dated as of March 31, 1993, between the
                Registrant and Boatman's Trust Company, Trustee,
               which was filed as Exhibit 4 to the Registrant's Registration
               Statement on Form S-3 (Registration No. 33-25435).
*4(h) -    Indenture dated as of November 1, 1993, between
               Alabama Gas Corporation and NationsBank of
               Georgia, National Association, Trustee, which was
               filed as Exhibit 4(k) to Alabama Gas's
               Registration Statement on Form S-3 (Registration
               No. 33-70466).
*4(i)  -   Indenture between Energen Corporation and The Bank
              of New York, as Trustee, dated as of September 1,
              1996, which was fined as Exhibit 4(i) to the
              Registrant's Registration Statement on Form S-3
              (Registration No. 333-43245).
4(j)  -     Energen Corporation 1997 Stock Incentive Plan.
5      -     Opinion of Bradley Arant Rose & White LLP as to
               the legality of the securities being offered.
23(a) -   Consent of Coopers & Lybrand, L.L.P.
23(b) -   Consent of Bradley Arant Rose & White LLP is
               contained in their opinion filed as Exhibit 5 to
                this Registration Statement.
  24   -     Powers of Attorney of certain officers and
                directors.

*   Incorporated by reference.

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required by Section
         10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
         (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (17 CFR
         Section 230.424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
         Statement;

    Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
    Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)  To remove from registration by means of
    post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes for determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of the Plan's Annual Report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of
 its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 28th day of January, 1998.


                                      ENERGEN CORPORATION

                       By           /s/ GEOFFREY C. KETCHAM
                                       Geoffrey C. Ketcham
                                  Its Executive Vice President,
                                 Treasurer and Chief Financial
                                 Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature               Title               Date

                *               Director       January 28, 1998
     Stephen D. Ban

            *
                                Director       January 28, 1998
         Julian W. Banton


            *
                               Controller     January 28, 1998
     Grace B. Carr    (Principal
                               Accounting
                               Officer)



                 *
                               Director      January 28, 1998
            R. D. Cash


                 *
                               Director      January 28, 1998
           J. Mason Davis, Jr.


/s/ GEOFFREY C. KETCHAM  Executive  January 28, 1998
    Geoffrey C. Ketcham              Vice President,
                                                     Treasurer and
                                                     Chief Financial
                                                     Officer

            *
                               Director      January 28, 1998
         Wallace L. Luthy

            *
                               Director      January 28, 1998
        Rex J. Lysinger

            *
                               Director      January 28, 1998
        Judy M. Merritt

            *
                               Director      January 28, 1998
        Drayton Nabers, Jr.

            *
                                          Chairman    January 28, 1998
Wm. Michael Warren,Jr.   of the
                                          Board,
                                          President,
                                         Chief Executive
                                         Officer and Director

   *By /s/ GEOFFREY C. KETCHAM
    Geoffrey C. Ketcham
    Attorney-in-fact

                         Index to Exhibits




      Exhibit No.                 Description

    *4(a)  -    Restated Conformed Certificate of Incorporation
                     of  the Registrant, as amended through February 3,
                     1995, which was filed as Exhibit 3(f) to the
                     Registrant's Annual Report on Form 10-K for the
                     year ended September 30, 1995 (File No. 1-7810).
    *4(b)  -    Certificate of Adoption of Resolutions Designating
                    Series A Junior Participating Preferred Stock,
                    adopted June 27, 1988, which was filed as Exhibit
                   4(e) to the Registrant's Registration Statement on
                   Form S-2 (Registration No. 33-25435).
    *4(c)  -  Bylaws of the Registrant, which were filed as
                   Exhibit 4(e) to the Registrant's Registration
                  Statement on Form S-8 (Registration No. 33-14855).
   *4(d)  -  Rights Agreement, dated as of July 27, 1988,
                 between Energen Corporation and AmSouth Bank,
                  N.A., Rights Agent, which was filed as Exhibit I
                  to the Registrant's Registration Statement on Form
                 8-A (File No. 1-7810).
 *4(e)  -   Amendment of Rights Agreement, dated as of
                 February 28, 1990, between Energen Corporation and
                AmSouth Bank, N.A., Rights Agent, which was filed
                as Exhibit 2 to Registrant's Form 8 Amendment No.
                2 to its Registration Statement on Form 8-A (File
                No. 1-7810).
*4(f) -    Indenture, dated as of January 1, 1992, between
                the Registrant and Boatman's Trust Company,
               Trustee, which was filed as Exhibit 4 to the
                Registrant's Registration Statement on Form S-3
                (Registration No. 33-44936).
*4(g)  -    Indenture, dated as of March 31, 1993, between the
                Registrant and Boatman's Trust Company, Trustee,
               which was filed as Exhibit 4 to the Registrant's Registration



               Statement on Form S-3 (Registration No. 33-25435).
*4(h) -    Indenture dated as of November 1, 1993, between
               Alabama Gas Corporation and NationsBank of
               Georgia, National Association, Trustee, which was
               filed as Exhibit 4(k) to Alabama Gas's
               Registration Statement on Form S-3 (Registration
               No. 33-70466).
*4(i)  -   Indenture between Energen Corporation and The Bank
              of New York, as Trustee, dated as of September 1,
              1996, which was fined as Exhibit 4(i) to the
              Registrant's Registration Statement on Form S-3
              (Registration No. 333-43245).
4(j)  -     Energen Corporation 1997 Stock Incentive Plan.
5      -     Opinion of Bradley Arant Rose & White LLP as to
               the legality of the securities being offered.
23(a) -   Consent of Coopers & Lybrand, L.L.P.
23(b) -   Consent of Bradley Arant Rose & White LLP is
               contained in their opinion filed as Exhibit 5 to
                this Registration Statement.
  24   -     Powers of Attorney of certain officers and
                directors.

*   Incorporated by reference.